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                                                                   EXHIBIT 23.13


                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of U.S. Office Products Company of our report dated November 10, 1995, except for Notes 10 and 11, which the date is July 11, 1996, relating to the financial statements of International Interiors, Inc., which appear in the Current Reports on Form 8-K, dated July 16, 1996 and September 23, 1996, of U.S. Office Products Company. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


                                          /s/ Petherbridge, Davis & Company,
                                              P.A.


September 25, 1996

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                                                                   EXHIBIT 23.14



                         INDEPENDENT AUDITORS' CONSENT



    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of our reports dated 7 September 1995 and 16 September 1994 relating to the financial statements of Whitcoulls Group Limited, which appear in the Current Report on Form 8-K, dated July 26, 1996 of U.S. Office Products Company. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.



DELOITTE TOUCHE TOHMATSU
September 30, 1996
Auckland, New Zealand